UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 29, 2016

Spiral Energy Tech, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada	27-1085858
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

550 Sylvan Ave., Suite 101, Englewood Cliffs, NJ 07632
(Address of principal executive offices)

(201) 608 5101
(Issuer’s telephone number)

_____________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   [ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   [ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   [ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   [ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On February 29, 2016, we entered into a Share Exchange Agreement (the “Agreement”) with Exactus BioSolutions, Inc., a Delaware corporation (“Exactus”).  Under the terms of the Agreement, we acquired all of the issued and outstanding capital stock of Exactus in exchange for our issuance of a total of 32 million shares of our newly-designated Series B-1 Preferred Stock to the former shareholders of Exactus.  The issuance of the Series B-1 Preferred Stock was exempt from the registration requirements from the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof. We did not engaged in general solicitation or advertising with regard to the issuance of the Series B-1 Preferred Stock pursuant to the Agreement, and have not offered securities to the public in connection with such issuance.

Exactus is a life science company that will develop and commercialize Point-of-Care (POC) diagnostics for measuring proteolytic enzymes in the blood based on a proprietary detection platform. The products will employ a disposable test “biosensor” strip combined with a portable and easy to use hand held detection unit that provides a result in less than 30 seconds.  We intend to file to gain regulatory approval and launch our products in the United States and Europe.

Management expects that, going forward, development and commercialization of the FribriLyzer and related technology exclusively licensed by Exactus will become our primary business focus.  Pursuant to the terms of the Agreement, we appointed the members of Exactus’ board of directors to serve as members of our board of directors, as discussed in Item 5.02, below.

Concurrently with the closing of the Agreement, we closed a private offering of our Series B-2 Preferred Stock.  We sold a total of 2,484,000 shares of Series B-2 Preferred Stock at an offering price of $0.25 per share, for an aggregate subscription price of $621,000.  The shares sold in the offering included 204,000 shares of preferred stock issued to former creditors of Exactus in exchange for their release of $51,000 in debt owed by Exactus.  After accounting for these issuances, our net cash proceeds from the offering were $570,000.  The issuances of Series B-2 Preferred Stock made on February 29, 2016 were in addition to the 400,000 shares of Series B-2 Preferred Stock previously issued on February 17, 2016, as described in our Current Report on Form 8-K filed February 17, 2016.

No underwriting discounts or commissions have been or will be paid in connection with the sale of our Series B-2 Preferred Stock. The issuance of the Series B-2 Preferred Stock is exempt from the registration requirements from the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and Rule 506(b) of Regulation D thereof. We have not engaged in general solicitation or advertising with regard to the issuance and sale of the Series B-2 Preferred Stock and have not offered securities to the public in connection with such issuance and sale.

Also on February 29, 2016, we entered into Exchange Agreements with certain holders of our common stock holding an aggregate of 10,894,070 shares of common stock.  Under the Exchange Agreements, these shareholders exchanged their common stock for a total of 3,224,735 shares of our Series A Preferred Stock. This exchange was in addition to the exchange of 1,342,100 shares of common stock for 1,100,000 shares of Series A Preferred Stock previously conducted on February 12, 2016, as described in our Current Report on Form 8-K filed February 17, 2016.  In total, we have exchanged 12,136,170 shares of common stock for an aggregate of 4,324,735 shares of Series A Preferred Stock. The exchanges of Series A Preferred Stock for common stock were exempt from the registration requirements from the Securities Act of 1933, as amended, pursuant to Section 3(a)(9) thereof.  Immediately following such share exchanges, we repurchased 50,000 shares of Series A Preferred Stock from a shareholder for a total price of $50,000.

Item 3.02                      Unregistered Sales of Equity Securities

The information included in Item 1.01 is incorporated by reference into this Item 3.02.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 29, 2016, pursuant to the Share Exchange Agreement with Exactus, we appointed Exactus board members Phillip J. Young and Timothy Ryan to serve as members of our Board of Directors.

Phillip J. Young is a Founder of Exactus BioSolutions, Inc., and has served as its Chairman, President and Chief Executive Officer. He has served as a Director and Executive Officer for public and private companies for the past 20 years where has had created significant shareholder value, built integrated commercial operations and directed successful M&A transactions. From October 2011 through December 2014, he served as President, Chief Executive Officer and Director for AmpliPhi Biosciences, a global biopharmaceutical company, where he completed a transformational restructuring, collaborations and financings. He was the President, CEO and Director of Osteologix, Inc. from April 2007 – March 2011, where he established corporate offices in Ireland after successfully completing a global divestiture of its lead program. Prior to joining Osteologix, Mr. Young served as an Executive Vice President and Chief Business Officer for Insmed Inc., a publicly traded biotechnology company where he directed all financing, commercial and corporate communications activities. Prior to Insmed Inc., Mr. Young held executive positions at Élan, Neurex, and Pharmacia Corporations. Mr. Young started his management career in the biopharmaceutical industry at Genentech Inc. where he was responsible for their cardiovascular and endocrine product launches sales and marketing.

Tim Ryan is a Founder and Executive Vice President of Exactus BioSolutions, Inc. He was the Founder, and for the past seven years, Managing Director, of The Shoreham Group, a Life Sciences Advisory and Investor Relations firm. In 2012, Mr. Ryan led the successful leveraged buy-out of Merrill Industries, a manufacturer and distributor of packaging products. He currently serves on its board of directors. For the five years preceding Shoreham’s formation in 2008, he was a Senior Vice President of the Trout Group, a Life Sciences Advisory and Investor Relations firm. Prior to that, he was the Chairman of the Board of Stracq, Inc., an acquisition vehicle where he led the successful buyout of a healthcare ingredient company, Stryka Botanics, from Chapter 11 bankruptcy. On Wall Street, he has been an Investment Banker and Head of Capital Markets where he managed both public offerings and private placements. He also ran a syndicate department and managed Institutional and Retail sales teams. Mr. Ryan was a Senior Vice President of Lehman Brothers and a Principal of the Hambrecht & Quist Group. He is a graduate of Boston College.

Except as set forth below, our newly-appointed directors have not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years:

1.	Mr. Young and Mr. Ryan are officers and directors of Exactus BioSolutions, Inc., which entered into the Share Exchange Agreement with us on February 29, 2016, as discuss above.

2.
As former shareholders of Exactus, Mr. Young and Mr. Ryan received 8,500,000 shares and 1,950,000 shares, respectively, of our Series B-1 Preferred Stock under the terms of the Share Exchange Agreement. Further, Mr. Ryan is the beneficial owner of an additional 6,500,000 shares of Series B-1 Preferred Stock issued to certain entities under the terms of the Share Exchange Agreement."

3.
Mr. Young and Mr. Ryan were each issued 168,000 shares of our Series B-2 Preferred stock in the private offering discussed above.  Each of them subscribed and paid for 100,000 shares at the offering price of $0.25 per share, and each of them forgave $17,000 in debt owed by Exactus in exchange for an additional 68,000 shares each of Series B-2 Preferred Stock.

At this time, we do not have any written employment agreement or other formal compensation agreements with Mr. Young and Mr. Ryan.  Compensation arrangements are the subject of ongoing development and we will make appropriate additional disclosures as they are further developed and formalized.

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 29, 2016, pursuant to Article 3.03 of our Articles of Incorporation, our Board of Directors voted to designate a class of preferred stock entitled Series B-1 Preferred Stock, consisting of up to thirty-two million (32,000,000) shares, par value $0.0001.  With respect to rights on liquidation, winding up and dissolution, the Series B-1 Preferred Stock ranks pari passu to the class of common stock. Shares of Series B-1 Preferred Stock have no dividend rights except as may be declared by the Board in its sole and absolute discretion, out of funds legally available for that purpose. Shares of Series B-1 Preferred Stock are convertible, at the option of the holder, into shares of our common stock on a one (1) for one (1) basis. Holders of Series B-1 Preferred Stock have the right to vote as-if-converted to common stock on all matters submitted to a vote of holders of the Company’s common stock.

The rights of the holders of Series B-1 Preferred Stock are defined in the relevant Certificate of Designation filed with the Nevada Secretary of State, which is attached hereto as Exhibit 3.1, and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
3.1	Certificate of Designation for Series B-1 Preferred Stock
10.1	Share Exchange Agreement with Exactus BioSolutions, Inc.
10.2	Form of Exchange Agreement for Series A Preferred Stock(1)
10.3	Form of Subscription Agreement for Series B-2 Preferred Stock(1)

(1) Incorporated by reference to Current Report on Form 8-K/A filed February 17, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spiral Energy Tech., Inc.
Dated: March 4, 2016	/s/ Elliot Maza
Elliot Maza
Chief Executive Officer